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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

ARGOSY GAMING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11853 (Commission File Number)	37-1304247 (IRS Employer Identification Number)
219 Piasa Street, Alton, Illinois (Address of principal executive offices)		62002 (Zip Code)
(618) 474-7500 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Item 5.    Other Events

        The purpose of the Current Report on Form 8-K is to file certain financial information regarding Argosy Gaming Company and its subsidiaries. Such financial information is set forth in the exhibits to this Current Report.

Item 7.    Financial Statements and Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.2	Consolidated Financial Statements as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, including the notes thereto

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGOSY GAMING COMPANY, a Delaware corporation
Date: February 3, 2004	By:	/s/ DALE R. BLACK
	Name:	Dale R. Black
	Title:	Senior Vice President and Chief Financial Officer

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES